Exhibit 10.1

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Third Amendment”), is made and entered into as of September 3, 2015, by and among GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), GLADSTONE LAND CORPORATION, a Maryland corporation (“Guarantor”) and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the “Lender”).

R E C I T A L S:

A. Borrower, Guarantor and Lender are parties to that certain Loan Agreement dated as of April 30, 2014, as amended by that certain First Amendment to Loan Agreement dated as of August 26, 2014, and as further amended by that certain Second Amendment to Loan Agreement dated as of October 29, 2014 (collectively, the “Loan Agreement”). The Loan Agreement was executed in connection with a loan (the “Loan”) made by Lender to Borrower evidenced by those certain Notes dated April 30, 2014 payable to the order of Lender in the original aggregate principal amount of up to $125,000,000, each as amended by a first amendment dated as of even date herewith (the “Notes”). The Notes are currently secured by the Security Instruments, as defined in the Loan Agreement (the “Existing Security Instruments”). Guarantor has guaranteed the payment and performance of the Loan pursuant to that certain Loan Guaranty Agreement dated as of April 30, 2014 (the “Guaranty”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B. Borrower has requested to provide additional Collateral for the Loan, by adding Future Property and a Future Property Owner under the terms of the Loan Agreement.

C. Borrower has requested that Bear Mountain Arvin, LP, a Delaware limited partnership, be added as Property Owner, and the property owned by Bear Mountain Arvin, LP in Kern County, California be added as Land and Collateral (“Bear Mountain Arvin Property”) under the Loan as more particularly described in Exhibit A-1.

D. Borrower has requested that Lender consent to certain modifications to the terms of the Loan, including without limitation, the extension of the period during which Borrower may request Subsequent Disbursements.

E. The parties enter into this Third Amendment to confirm the addition of the Additional Property as Collateral for the Loan and the Future Property Owner as Property Owner for the Loan, to provide for certain other terms relating to the addition of the Additional Property and to further amend the Loan Agreement as provided for herein. Capitalized terms not otherwise defined herein shall have the meaning given in the Loan Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

1. Status of Existing Loan. Borrower and Guarantor acknowledge for the benefit of Lender that the Notes, the Loan Agreement as amended by this Third Amendment, the Existing Security Instruments, and any other Loan Documents (collectively, the “Loan Documents”) are all valid and binding obligations enforceable in accordance with their terms, and that neither Borrower nor the Guarantor has any offset or defense against the indebtedness evidenced by the Notes or any of the obligations set forth in the Loan Documents.

2. Addition of New Land. The definition of “Land” set forth in the Loan Agreement is hereby amended to include the Additional Property. Exhibit A of the Loan Agreement is hereby amended to include the Additional Property as set forth in Exhibit A-1 hereof. All references in the Loan Agreement to the Disclosure and Valuation Agreement shall hereafter mean the Disclosure and Valuation Agreement as amended by the First Amendment to Disclosure and Valuation Agreement dated August 26, 2014, as further amended by the Disclosure and Valuation Agreement Second Amendment dated October 29, 2014, and as further amended by the Disclosure and Valuation Agreement Third Amendment dated as of even date herewith. Lender, Borrower and Guarantor agree and acknowledge that the Appraised Value of the Additional Property included in the Disclosure and Valuation Third Amendment is based on the Borrower’s cost of acquisition of the Additional Property, with a third party appraisal to be provided to Lender within forty-five (45) days of the Subsequent Disbursement performed by Randy Merriman, with Merriman Hurst & Associates, Inc. (the “Bear Mountain Appraisal”). Upon receipt of the Bear Mountain Appraisal, and Lender’s acceptance thereof, which shall not be unreasonably conditioned, delayed or withheld, the Appraised Value reflected, as of that date, in the Disclosure and Valuation Third Amendment shall be updated to reflect the Bear Mountain Appraisal.

(a) Upon the completion of the development of permanent plantings (the “Bear Mountain Development”), the Appraised Value of the Bear Mountain Property will be subsequently increased if substantially consistent with the “as-built valuations” established in the Bear Mountain Appraisal, and as confirmed, in the exercise of its good faith discretion, by Lender upon inspection of the condition and viability of plantings and related water infrastructure, and Lender’s confirmation that market conditions remain substantially consistent with those assumed in the appraisal, or confirmed by a separate third party appraisal prepared by an appraiser approved by Lender. Lender will use its commercially reasonable efforts to complete any such inspection or appraisal within ten (10) days after Borrower’s written request.

(b) In addition in connection with the Bear Mountain Development, Borrower shall have the ability to request up to four (4) additional disbursements to fund (or reimburse Borrower for) the costs of the Bear Mountain Development (each such request a “Development Disbursement Request”). In connection with each Development Disbursement Request, Borrower shall submit records of all costs incurred or contemplated in connection with the Development Disbursement Request (“Development Costs”) to Lender (such information to be submitted within five (5) days of each Development Disbursement Request), and Lender will use its commercially reasonable efforts to complete an inspection of the Bear Mountain Property within ten (10) days after Borrower’s Development Disbursement Request. Upon Lender’s satisfactory inspection of the condition and viability of plantings and related water infrastructure, and in no event later than ten (10) days following each Development Disbursement Request, the Appraised Value of the Bear Mountain Property will be increased by the amount of the Development Costs and Lender shall disburse to Borrower an amount equal to fifty eight percent (58%) of the total Development Costs. Any such disbursement shall not be counted against Borrower’s maximum number of yearly disbursements under to Section 3.1(b)(11) of the Loan Agreement.

3. Addition of New Property Owner. The definition of “Property Owners” set forth in the Loan Agreement is hereby amended to include the New Property Owner. Accordingly, Exhibit B of the Loan Agreement is hereby amended to include the New Property Owner as set forth in Exhibit B-1 hereof.

4. New Security Instruments and Loan Documents. The New Property Owner shall execute and deliver to Lender, as a condition to the effectiveness of this Third Amendment and Lender’s acceptance of the Additional Property, the following documents, each in substantially the form executed by the Existing Property Owners:

(a) a new Security Instrument encumbering its interest in the Additional Property (the “New Security Instrument”);

(b) a Property Owner Guaranty;

(c) an Unsecured Indemnity Agreement;

(d) an amendment to the Contribution and Indemnity Agreement adding the Additional Property to its provisions;

(e) a certification as to its status, the use and other features of the Additional Property; and

(f) such other documents and certificates as required by Lender to the extent consistent with the Loan Documents.

In connection with the New Security Instrument, Lender shall be provided with a mortgagee’s title insurance policy insuring the Lender’s first priority lien in the Additional Property subject only to such encumbrances, and containing such endorsements, as Lender may approve in its sole and absolute discretion.

5. Cross Default and Cross-Collateralization. Borrower and Guarantor acknowledge that the Existing Security Instruments and the New Security Instrument are Collateral for the entire Loan, and the occurrence of a default under any of the Existing Security Instruments, the New Security Instrument or any of the Loan Documents will comprise a default under all of the Existing Security Instruments, the New Security Instrument and other Loan Documents.

6. Consent of Guarantor. Guarantor hereby consents to the addition of the Additional Property as Collateral, and the New Property Owner, as a Property Owner, under the terms of the Loan Agreement, as amended hereby, and further, consents to the execution by all parties of this Third Amendment, the New Security Instrument, and any other documents or modifications to documents contemplated hereby. Guarantor agrees that the Guaranty remains in full force and effect with regard to all disbursements of the Loan and the Loan Documents as so modified.

7. Note A Disbursements. As of the Effective Date, the following modifications are made to the Loan Agreement:

(a) the date stated in the first paragraph of Section 3.1(b) prior to which an Authorized Person may request Subsequent Disbursements is hereby revised to be December 31, 2017; and

(b) the date stated in Section 3.1(b)(6) after which Lender may, at its option, be relieved of any obligation to make any Subsequent Disbursements or other disbursements under Note A is hereby revised to be December 31, 2017.

8. Reaffirmation of Guaranty. Guarantor hereby confirms and reaffirms all of the representations, warranties, covenants and obligations of the Guaranty and the other Loan Documents, and further confirms and agrees that Guarantor is and shall continue to be liable for all obligations arising under and in connection with the Loan.

9. Reaffirmation by Borrower. Except as specifically amended by this Third Amendment, the Loan Agreement shall remain unmodified and in full force and effect. Borrower hereby reaffirms for the benefit of Lender, each and every of the terms and provisions of the Notes and the Loan Agreement, as amended and as originally set forth therein.

10. Representations and Warranties of Borrower. Borrower hereby restates and reaffirms all of the covenants, representations and warranties set forth in the Loan Agreement, as if made as of the date of this Third Amendment and with regard to the Loan and the Additional Property. In particular, all of the representations and warranties set forth in Section 4 of the Loan Agreement, as applied to Borrower and all of the Property, remain true, accurate and complete. Borrower hereby represents and warrants that each of the conditions precedent to the addition of the Additional Property set forth in the Loan Agreement have been satisfied, as of the date hereof.

11. Subsequent Disbursement. Concurrently with the acquisition of the Bear Mountain Arvin Property, Lender has agreed to make a Subsequent Disbursement under Note A in the amount of $21,138,196.00. Following such Subsequent Disbursement, the total Note A Disbursements advanced will be $87,470,194.21.

12. Miscellaneous. Borrower and Lender hereby agree that all references in the Loan Agreement to Loan Documents shall include this Third Amendment and the New Security Instrument. Furthermore, the New Security Instrument shall be interpreted in accordance with the provisions of this Third Amendment and any related terms set forth in such documents are hereby modified accordingly. All references in the Loan Agreement to the “Security Instrument” or the “Security Instruments” are hereby amended to mean collectively the Existing Security Instruments and the New Security Instrument. All references in the Loan Agreement to the “Land” or “Real Property” are hereby amended to mean collectively the Land and the Additional Property.

13. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be an original and all of which, when combined, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Guarantor have executed this Third Amendment, or have caused this Third Amendment to be executed by its duly authorized representative(s) as of the day and year first written above.

BORROWER:

GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Gladstone Land Partners, LLC,
a Delaware limited liability company
Its General Partner

	By:	Gladstone Land Corporation,
a Maryland corporation
Its Manager

		By:	/s/ David Gladstone
David Gladstone
Its Chief Executive Officer

GUARANTOR:

GLADSTONE LAND CORPORATION, a Maryland corporation

By:	/s/ David Gladstone
David Gladstone
Its Chief Executive Officer

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LENDER:

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Tom Bozzo
	Its:	Director

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